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                                                                   EXHIBIT 10.20


                             DISTRIBUTION AGREEMENT


THIS DISTRIBUTION AGREEMENT is entered into this 22nd day of February 1996 by and between BRILLIANT INTERACTIVE IDEAS PTY LTD ACN 061 288 668 of Lvl 1.17 The Corso, Manly, NSW, 2095 (hereinafter referred to as "BII") and SHORTLAND PUBLICATIONS LIMITED located at 360 Dominion Road, Auckland 3, New Zealand (hereinafter referred to as "SHORTLAND").

WHEREAS SHORTLAND is in the business of publishing educational materials including educational computer software bundle packs in the USA and BII are in the business of developing interactive multimedia software products. SHORTLAND is desirous of publishing and distribution specially prepared educational bundle packs of the various software products as listed in Appendix A hereto, that BII have developed.

NOW THEREFORE THE PARTIES do agree as follows:

1. BII have developed a range of CD-ROM software titles, and made specific modifications to those titles as requested by SHORTLAND, hereinafter referred to as the "Products" (as listed in Appendix A), for which SHORTLAND have developed special education materials including teachers notes and guides and paper book copies of the software titles.

2. The Products shall be delivered in object code on CD-ROM in a form compatible with IBM PC running under Windows V3.x and Windows 95, as well as Macintosh from Apple Computer.

3. SHORTLAND shall create special education bundle packs comprising the Products, teachers notes and guides and one or more copies of the paper book version of the software titles, hereinafter referred to as the EDUCATION BUNDLE.

4. SHORTLAND together with its selected educational distributors shall distribute he EDUCATION BUNDLE directly to the education and schools markets in the USA and other territories as agreed to in writing by SHORTLANDS and BII. The EDUCATION BUNDLE shall not be sold to retial customers directly or through retail channels and retail outlets anywhere in the world. All Products shall be identified as "Educational Bundle packs - Not for Retail Sale."

5(a). SHORTLAND agrees to refer all retail enquiries to BII to enable BII to pass such enquiries on to the relevant retail publisher in the territory.

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5(b).  If requested by BII, SHORTLAND agrees to use its best endeavours to get its educational distributors to include a brochure promoting the availability of the retail versions of the Products, in the EDUCATIONAL BUNDLE.

6. SHORTLAND shall provide BII with purchase orders for CD-ROM's of the Products and BII shall supply SHORTLAND with the number of units of CD-ROM's of the Products as ordered by SHORTLAND for US CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (United States dollars CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION dollars) per unit ordered. The initial order from SHORTLAND is for CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION units) of each Product.

7. SHORTLAND agrees to pay BII the moneys owing for the Products ordered in clause 6 above as follows:

       (i) CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION % on receipt of written confirmation from BII that the gold master has been supplied to the replicator for duplication or if a master stamper already exits, on written conformation from BII that the replicator has been ordered to duplicate the Products as ordered by SHORTLAND.

       (ii) CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION % on despatch of the Product ordered by Shortland to 360 Dominion Road, Auckland 3, New Zealand.

8. SHORTLAND shall provide first line support to its customs for all problems and queries and in the event of a software problem related to the Products that SHORTLAND is unable to rectify BII shall provide the necessary technical support to SHORTLAND to rectify the problem.

9. BII may terminate this Agreement immediately upon giving written notice to SHORTLAND if:

       (a)  SHORTLAND fails to make any payment when due;

       (b) SHORTLAND breaches a major provisions or warranty of this Agreement and has not rectified such breach within thirty (30) days

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            of notice from BII; or

       (c) SHORTLAND dissolves, liquidates or if bankruptcy, insolvency or winding up procedures are commenced by SHORTLAND or are brought against SHORTLAND and such proceedings are not set aside within thirty (30) days of their commencement.

10. SHORTLAND may terminate this Agreement immediately upon giving written notice to BII if BII dissolves, liquidates or if bankruptcy, insolvency or winding up procedures are commenced by BII or are brought against BII and such proceedings are not set aside within thirty (30) days of their commencement; or if BII otherwise breaches a major provision or warranty of this Agreement and does not rectify the breach within thirty (30) days after receiving written notice of the breach from SHORTLAND.

11. If this Agreement is terminated for any reason, SHORTLAND shall have the right to sell its existing stocks of the Product subject to payment to BII of all amounts due under this agreement.

12. BII shall be responsible for any and all other royalties due on the Products to third parties including music royalties, animation royalties and licensing royalties and will pay such royalties to ensure that BII maintains the rights to the Products to enable this distribution agreement to be continued.

13. BII retains any and all of the copyrights contained in the Products and SHORTLAND shall have no rights in the copyrights or other intellectual rights contained in the Products.

14. BII hereby authorizes SHORTLAND to take any and all action that SHORTLAND deems necessary to protect and enforce BII's copyright in the products. SHORTLAND shall notify BII in writing of any and all action that SHORTLAND takes prior to the

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       commencement of the action and shall keep BII fully informed of the status and progress of the action. Where as a result of such action by SHORTLAND damages are awarded then SHORTLAND shall be entitled to recover from the damages all costs incurred as a result of the action and any residual amount remaining shall be split equally between SHORTLAND and BII.

15.1 BII makes the following representations and warranties and undertakes the following indemnity obligations for the benefit of SHORTLAND:

       (a) That it owns and can grant to SHORTLAND such of the rights as are included in this Agreement;

       (b) That such of the rights as are granted to SHORTLAND pursuant to this agreement are not subject to any prior agreements, liens and/or other rights which might interfere with their exercise by SHORTLAND;

       (c) That the rights and the Products will not infringe the patent, copyright, trade mark, trade secret or other proprietary, intellectual or privacy rights of any third party;

       (d) That BII is not knowingly in breach of any contract or contracts with any other party relating to the Products or the rights on which they are based and undertakes to continue to do all things necessary to comply with its obligations under such contracts.

       These representations and warranties shall survive the termination of this agreement.

15.2 BII agrees to indemnify and hold harmless SHORTLAND and its officers, employees, distributors, agents, shareholders and directors from any damage, loss or expense (including legal fees) occasioned by any claim, demand, action or proceeding, based upon the breach of any of the representations and warranties made by BII.

15.3 BII represents and warrants that it is a corporation duly incorporated and validly existing in good standing under the laws of the state of its incorporation and has full rights, power, legal capacity and authority to enter into this agreement and to carry to the terms hereof and perform its obligations hereunder.

15.4 SHORTLAND agrees to indemnify and hold harmless BII and its shareholders, directors, officers, employees and agents against all losses, costs (including legal fees), charges and expenses arising from any breach of Clause 4 of this Agreement and any negligence on SHORTLAND's part in connection with this Agreement.

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16.    Each party shall treat as confidential all information of a confidential nature of the other party which comes into it's possession under this Agreement.

17. The term of this Agreement shall be for a period of CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION) CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION from the date of signing of this Agreement and will be automatically extended for a further term provided SHORTLAND has performed all its obligations under this Agreement.

18.    This Agreement shall be governed by the laws of New South Wales.

19. This Agreement may not be assigned by either party without the express written approval of the other party. Such approval may not be unreasonably withheld.

20.    NOTICES.

20.1 Any notice, communication or other document authorised or required to be given or served pursuant to this Agreement (herein referred to as a "Notice") shall unless otherwise specifically provided by this Agreement be in writing addressed as follows:

TO BILL:    Level 1, 17 The Corso
            Manly
            NSW 2095

Telephone:  (02) 9977 4277
Facsimile:  (02) 9977 4123

For the Attention of:  Mark Miller

TO SHORTLAND:  360 Dominion Rd.
               Auckland 3
               New Zealand

Telephone:  (649) 638 7128
Facsimile:  (649) 638 6422

For the Attention of:  Ian Massam

       or such other address as the relevant addressee may hereafter specify for such purpose to the other party to this Agreement by notice in writing.

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20.2   A notice includes communication by facsimile. The sender of any communication by facsimile shall forthwith confirm the same by letter, but failure by the addressee to receive the same shall not prejudice the validity or effect of such facsimile.

20.3 A notice shall be signed or, in the case of a facsimile, purport to be signed, by the party originating the notice.

20.4 A notice which is sent by prepaid mail shall be deemed to be received on the third day following the day on which it was posted.

20.5 A notice which is sent by facsimile shall be deemed to be received at the time printed on the log out by the machine on which the notice is transmitted.

21. Each party is acting as an independent contractor and not as an agent, partner, or joint venturer with the other party for any purpose. Except as provided in this Agreement, neither party shall have any right, power, or authority to act or to create any obligation, express or implied, on behalf of the other.

22. Neither party shall be responsible for delays or failure of performance resulting from acts beyond the reasonable control of such party. Such acts shall include, but not be limited to, acts of God, strikes, walkouts, riots, acts of war, epidemics, failure of suppliers to perform, governmental regulations, power failure(s), earthquakes, or other disasters.

23. The confidentiality obligations set forth in the Agreement shall survive the termination of the Agreement by either party for any reason.

24. No provision in either party's purchase orders, or in any other business forms employed by either party will supersede the terms and conditions of this Agreement, and no supplement, modifications, or amendment of this Agreement shall be binding, unless executed in writing by a duly authorised representative of each party to this Agreement.

25. The parties have read this Agreement and agree to be bound by its terms, and further agree that it constitutes the complete and entire agreement of the parties and supersedes all previous communications, oral or written, and all other communications between them relating to the license and to the subject matter hereof. No representations or statements of any kind made by either party, which are not expressly stated herein, shall be binding on such party.

26. Failure by either party to insist upon the performance of any or more of the conditions hereof shall not be deemed to be a waiver of any rights and remedies that that party may have and shall not be deemed a waiver of any subsequent breach or default. No provision of this Agreement shall be deemed to have been waived unless such waiver

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       shall be in writing and signed by a person being or purporting to be a director, manager, secretary or other officer of the party giving notice in that behalf.

27. If any clause or part hereof shall be held or be deemed invalid or unenforceable for any reason whatsoever, then such clause or part thereof shall be deemed to be deleted from this Agreement and the Agreement shall otherwise remain in full force and effect. The parties hereto agree to replace any invalid, illegal or unenforceable provision with a provision which has the most similar permissible economic and legal effect to the invalid, illegal or unenforceable provision.

By their signatures below the parties agree to be bound by the terms of this Agreement.



______________________________           _______________________________
SHORTLAND PUBLICATIONS LIMITED           BRILLIANT INTERACTIVE IDEAS PTY
Name:  Ian Massam                        ACN 061 288 668
Position:  Manager-New Developments      Name: Mark Miller
                                         Position: Managing Director

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Appendix A

The Products are:

1.    The Gumball Shop

2.    Caitlins Crazy Contraptions

3.    The Yukadoos

4.    The Wrong Way Around World

5.    The Little Engine

6.    Dinosaur in the Garden

7.    Monster on the Loose

8.    Crocodile to Tea


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